Exhibit 4.3

Execution Version

Gulfport Energy Corporation

Issuer

7.750% Senior Notes Due 2020

SECOND SUPPLEMENTAL INDENTURE

Dated as of August 18, 2014

Wells Fargo Bank, N.A.

Trustee

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 18, 2014, among Gulfport Energy Corporation, a Delaware corporation (the “Company”), the Subsidiary Guarantors party to the Indenture (as defined below) (the “Subsidiary Guarantors”) and Wells Fargo Bank, N.A., a national banking association (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of October 17, 2012 (the “Original Indenture”), as supplemented by that certain First Supplemental Indenture, dated as of December 21, 2012 (the “First Supplemental Indenture” and together with the Original Indenture, the “Indenture”), providing for the issuance of 7.750% Senior Notes due 2020 (the “Securities”);

WHEREAS, on October 17, 2012, the Company issued $250,000,000 in principal amount of Securities;

WHEREAS, on December 21, 2012, the Company issued an additional $50,000,000 in principal amount of Securities;

WHEREAS, the Company has entered into that certain Purchase Agreement, dated as of August 13, 2014, by and among the Company, the Subsidiary Guarantors and Credit Suisse Securities (USA) LLC, as representative of the several initial purchasers named therein, pursuant to which, on the date hereof, the Company is issuing $300,000,000 of Additional Securities as permitted by Section 2.13 and Section 4.03(a) of the Indenture (the “August 2014 Additional Securities”);

WHEREAS, pursuant to Section 2.13 of the Indenture, the Trustee, the Company and the Subsidiary Guarantors are authorized to execute and deliver this Supplemental Indenture with respect to the August 2014 Additional Notes;

WHEREAS, pursuant to Section 9.01(6) of the Indenture, the Company wishes to amend, without the consent of any Securityholder, the definition of the term “Officer” in the Indenture to add the Chief Financial Officer to the list of Persons constituting an Officer under the Indenture; and

WHEREAS, pursuant to Section 9.01(9) of the Indenture, the Company wishes to amend, without the consent of any Securityholder, Section 9.02(d) of the Indenture to conform the text of such section to the corresponding provisions of the “Description of the Notes” in the Offering Circular, which provisions were intended to be a verbatim recitation of a provision of the Indenture;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Subsidiary Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

1. Definitions; Construction.

(a) Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

(b) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. August 2014 Additional Securities.

(a) Attached hereto as Annex 1 is a true and correct copy of the resolutions of the Board of Directors and the Officers’ Certificate required by Section 2.13 of the Indenture in connection with the issuance of the August 2014 Additional Securities. The definition of the term “Additional Securities” set forth in the Indenture is hereby supplemented by adding the following sentence at the end of such definition: “On August 18, 2014, the Company issued $300,000,000 of Additional Securities, as more particularly described in the Second Supplemental Indenture hereto, dated as of August 18, 2014.”

(b) The issuance of the August 2014 Additional Securities is in compliance with Section 4.03(a) of the Indenture.

(c) The August 2014 Additional Securities will be (A) Certificate Number 144A-3 (CUSIP No. 402635 AC0 / ISIN No. US402635AC07) in the aggregate principal amount of $298,145,000; and (B) Certificate Number S-3 (CUSIP No. U40347 AC7 / ISIN No. USU40347AC72) in the aggregate principal amount of $1,855,000.

(d) The August 2014 Additional Securities will be issued at an issue price of 106.000%.

(e) The August 2014 Additional Securities will be issued in the form of Initial Securities as defined in the Indenture.

3. Other Amendments.

(a) The definition of the term “Officer” set forth in Section 1.01 of the Indenture is hereby supplemented by inserting the phrase “the Chief Financial Officer,” after the phrase “the President,” and before the phrase “any Vice President.”

(b) Section 9.02(d) of the Indenture is hereby amended by deleting such Section in its entirety and replacing it with the following:

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“(d) Notwithstanding the preceding, (i) the provisions under this Indenture, including Section 4.06, relative to the obligation to make an offer to repurchase the Notes as a result of an Asset Disposition and (ii) the provisions under this Indenture, including Section 4.09, relative to the obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the holders of a majority in principal amount of the Notes.”

4. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5. Trustee Makes No Representation. The recitals herein contained are made by the Company and the Subsidiary Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed as of the date first written above.

GULFPORT ENERGY CORPORATION

By:	/s/ Michael G. Moore
Name: Michael G. Moore
Title: Chief Executive Officer and President

JAGUAR RESOURCES LLC

By:	/s/ Michael G. Moore
Name: Michael G. Moore
Title: Vice President, Chief Financial Officer and Secretary

PUMA RESOURCES, INC.

By:	/s/ Michael G. Moore
Name: Michael G. Moore
Title: Vice President, Chief Financial Officer and Secretary

GATOR MARINE, INC.

By:	/s/ Michael G. Moore
Name: Michael G. Moore
Title: Vice President, Chief Financial Officer and Secretary

GATOR MARINE IVANHOE, INC.

By:	/s/ Michael G. Moore
Name: Michael G. Moore
Title: Vice President, Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

WESTHAWK MINERALS LLC

By:	/s/ Michael G. Moore
Name: Michael G. Moore
Title: Vice President, Chief Financial Officer and Secretary

[Signature Page to Second Supplemental Indenture]

WELLS FARGO BANK, N.A., as Trustee

By:	/s/ John Stohlmann
Name: John Stohlmann
Title: Vice President

[Signature Page to Second Supplemental Indenture]

ANNEX A

RESOLUTIONS OF THE BOARD OF DIRECTORS

AND

OFFICERS’ CERTIFICATE

[Attached]